UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2012

L&L Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-54206	27-3109518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Franklin Street, 20th Floor Boston, Massachusetts 02110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 330-7755

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On February 28, 2012, L&L Acquisition Corp. (the “Company”), in order to fund working capital requirements, issued an unsecured Convertible Promissory Note (the “Note”) in the principal amount of $200,000 to LLM Structured Equity Fund L.P., one of the Company’s sponsors (“LLMSEF”). The Note is non-interest bearing and the principal balance is payable upon the earlier of (i) May 29, 2012 or (ii) the date on which the Company consummates an initial business combination. Pursuant to the Note, LLMSEF shall have no recourse against the Company’s trust account in which the proceeds of its initial public offering and the proceeds of the sale of warrants issued in a private placement (the “Private Placement Warrants”) that occurred simultaneously with the completion of the initial public offering, were deposited.

Subject to the terms of the Note, upon certain events of default, including, but not limited to (i) failure by the Company to pay any principal amount under the Note within five business days following the due date, (ii) the Company’s commencement of a voluntary bankruptcy case or (iii) the entry of an involuntary bankruptcy case in respect of the Company, the unpaid principal balance on the Note will become due and payable.

In the event that the Company enters into a definitive agreement to consummate a business combination, LLMSEF, at its option, may convert the then outstanding principal amount of the Note into warrants of the post-business combination entity, at a price of $0.75 per warrant. These warrants would be issued in reliance upon exemptions from the registration provisions of the Securities Act of 1933, as amended, set forth in Section 4(2) thereof relative to sales by an issuer not involving any public offering. The terms of such warrants would be identical to the terms of the Private Placement Warrants, including, but not limited to, that each warrant would entitle LLMSEF to purchase one share of common stock of the post-business combination entity at $11.50 per share. The maximum amount of common stock that may be issued through the exercise of warrants (based on the conversion of the entire $200,000 principal amount of the Note) by LLMSEF would be 266,667 shares at an aggregate purchase price of approximately $3,066,670.

The foregoing summary of the Note is qualified in its entirety by reference to the full text of such Note, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

10.1	Convertible Promissory Note, dated February 28, 2012, issued to LLM Structured Equity Fund, L.P. (incorporated by reference herein to Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L&L ACQUISITION CORP.

By:	/s/ Peter Schofield
Name:	Peter Schofield
Title:	Chief Financial Officer

Date: March 5, 2012